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                                                      Registration No. 333-50003
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ________________________________

                          POST-EFFECTIVE AMENDMENT TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                              THE SECURITIES ACT
                                    OF 1933
                        ________________________________

                          PREMIERE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           Georgia                                       59-3074176
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                     Identification Number)

            3399 Peachtree Road, N.E., The Lenox Building, Suite 600
                     Atlanta, Georgia 30326, (404)262-8400
   (Address, including zip code, and telephone number of principal executive offices)

                                BOLAND T. JONES
                       CHAIRMAN OF THE BOARD OF DIRECTORS
                          AND CHIEF EXECUTIVE OFFICER
                          PREMIERE TECHNOLOGIES, INC.
                           3399 PEACHTREE ROAD, N.E.,
                         THE LENOX BUILDING, SUITE 600
                             ATLANTA, GEORGIA 30326
                                 (404) 262-8400

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   COPIES TO:                              COPIES TO:
                HARVEY A. WAGNER                      JOEL J. HUGHEY, ESQ.
      EXECUTIVE VICE PRESIDENT OF FINANCE               ALSTON & BIRD LLP
 AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER       ONE ATLANTIC CENTER,
          PREMIERE TECHNOLOGIES, INC.              1201 WEST PEACHTREE STREET
          3399 PEACHTREE ROAD, N.E.,                ATLANTA, GEORGIA 30309-3424
        THE LENOX BUILDING, SUITE 600                     (404) 881-7000
            ATLANTA, GEORGIA  30326
                 (404) 262-8400

                        _______________________________

                          DEREGISTRATION OF SECURITIES

     Premiere Technologies, Inc. (the "Registrant") previously filed Registration Statement No. 333-50003 on Form S-3, as amended (the "Registration Statement"), covering 4,595,464 shares of its common stock, $.01 par value per share (the "Common Stock"). The offering contemplated by the Registration Statement terminated on November 6, 1998. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant hereby files this Post-Effective Amendment to deregister a total of 3,448,484 shares of its Common Stock originally registered under the Registration Statement, which remain unsold as of the termination of the offering.
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                                   SIGNATURES

     Pursuant to the requirements of Rule 478(a) of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 27, 1999.


                          PREMIERE TECHNOLOGIES, INC.


                      By: /s/ Boland T. Jones
                          -----------------------------------------------
                          Boland T. Jones, Chairman of the Board and
                          Chief Executive Officer (principal executive officer), Director and Agent for Service of Process